UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2015

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 16, 2015 we executed a consulting agreement with Professor Itamar Raz. Prof. Raz has agreed to be appointed to our Board of Advisors committee, in consideration for an hourly fee for attending in person meetings and meetings via conference call. We will also grant Prof. Raz 100,000 stock options exercisable at current market prices. The options will be subject to our stock option plan and will have vesting provisions. Prof. Raz will also be reimbursed for out of pocket expenses incurred for carrying out consulting business.

We granted the securities to one non-U.S. person (as that term is defined in Regulation S of the United States Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933.

The agreement is for an indefinite period unless terminated by either party with 30 days advance written notice to the other party.

A copy of the agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.
10.1	Orgenesis Inc. Board of Advisors Consulting Agreement dated March 16, 2015
99.1	News release dated March 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

March 17, 2015